The Board of Directors
Synovus Financial Corp.
P.O. Box 120
Columbus, GA 31902


We consent to the use of our tax opinion included herein as Appendex C and to the reference to our firm under the heading of "Experts" and "Tax Opinion" in the prospectus.

                                                  /s/KPMG Peat Marwick LLP
                                                  KPMG Peat Marwick LLP

Memphis, Tennessee
October 13, 1998




                                  EXHIBIT 23.3